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                                                                   EXHIBIT 10.8

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of the 8th day of December, 1995 by and between GLENAYRE TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), and RAMON D. ARDIZZONE.

                              Statement of Purpose

     The Corporation and the Executive entered into an Employment Agreement dated as of June 21, 1995 (the "Employment Agreement"). The Corporation and the Executive desire to amend the Employment Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing Statement of Purpose and the terms and provisions of this Agreement, the parties hereto agree as follows:

         I. Paragraph 1(a) of the Employment Agreement is hereby amended to read as follows:

                  "(a) Employment. The Corporation hereby employs the Executive, and the Executive hereby agrees to serve, as President and Chief Executive Officer of the Corporation, provided that at such time as the Board of Directors of the Corporation (the `Board') shall determine, but in no event later than January 1, 1997, the Executive shall become Vice Chairman of the Board and Chief Executive Officer of the Corporation. The Executive shall be nominated for re-election to a new three-year term as a member of the Board at the Corporation's 1996 annual shareholders' meeting."

         II. Paragraph 2(a) of the Employment Agreement is hereby amended to read as follows:

                  "(a) Term. The initial term of the Executive's employment hereunder shall commence on the Effective Date and shall continue until December 31, 1997. The term of the Executive's employment hereunder shall be renewed for successive one-year renewal terms thereafter unless written notice is given by either party to the other party not less than 90 days prior to the expiration of the initial term or any renewal term. The initial term and each renewal term are referred to collectively in this Agreement as the `Term.'"

         III. Paragraph 2(b) of the Employment Agreement is hereby amended to add the following Paragraph 2(b)(5):



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                  "(5) The Corporation may terminate the Executive's employment hereunder for any reason whatsoever upon 60 days prior written notice of such termination to the Executive during the initial term of his employment hereunder or upon 14 days prior written notice of such termination to the Executive during any renewal term of his employment hereunder, provided that the Corporation complies with the provisions of Paragraph 2(f)(1),(2),(4) and (6) below."

         IV. Paragraph 2(c)(1) of the Employment Agreement is hereby amended to read as follows:

                  "(1) the Executive's resignation from the office of President and Chief Executive Officer or Vice Chairman of the Board and Chief Executive Officer (as applicable at the time) without the Corporation's prior consent;"

         V. Paragraph 2(e)(1) of the Employment Agreement is hereby amended to read as follows:

                  "(1) except where such failure or change is specifically approved by the Executive (whether as a member of the Board or individually), failure to elect or reelect or to appoint or reappoint the Executive either to the office of President and Chief Executive Officer of the Corporation or Vice Chairman of the Board and Chief Executive Officer of the Corporation, or any other material change by the Corporation of the Executive's functions, duties or responsibilities which would cause the ranking or level, dignity, responsibility, importance or scope of the Executive's position with the Corporation to become of less dignity, responsibility, importance or scope from the position and attributes thereof described in Paragraph 1 above; provided, however, that the Executive must first (i) provide the Board with written notice specifying the particular failure of the Corporation under this Paragraph 2(e)(1), and (ii) allow the Board 60 days from receipt of notice to cure such failure;"

         VI. Paragraph 2(e)(7) of the Employment Agreement is hereby amended to read as follows:

                  "(7) Any change in the principal office of the Corporation to a location which is more than 30 miles from its current location at 5935 Carnegie Boulevard, Charlotte, North Carolina."

         VII. Paragraph 2(f)(2) of the Employment Agreement is hereby amended to read as follows:

                  "(2) In the event that the Executive's employment hereunder is terminated (i) by the Corporation because of the Executive's `Total and Permanent Disability' pursuant to Paragraph 2(b)(2) above, (ii) because of the

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         Executive's death pursuant to Paragraph 2(b)(4) above, (iii) by the
         Executive for `Good Reason' pursuant to Paragraph 2(b)(3) above or (iv) by the Corporation pursuant to Paragraph 2(b)(5) above, then and in any such event, the Corporation shall also pay to the Executive a pro rata share of his bonus under the Management by Objectives Bonus Plan described in Paragraph 3(b) below for the fiscal year of the Corporation in which such termination occurs, calculated, for purposes of determining whether the targets contained therein have been met, under the assumption that the results of operations and financial condition of the Corporation (or any applicable subsidiary) as of the termination date shall continue on the same basis through the end of such fiscal year."

         VIII. Paragraph 2(f)(3)(i) of the Employment Agreement is hereby amended to read as follows:

                  "(i) by the Corporation without `Cause'"

         IX. Paragraph 3(a) of the Employment Agreement is hereby amended to read as follows:

                  "(a) Base Salary. The Corporation shall pay to the Executive an initial Base Salary of $350,000, provided, however, that at such time as the Executive becomes Vice Chairman of the Board and Chief Executive Officer of the Corporation, such Base Salary shall become $150,000 per annum (the applicable Base Salary, with any increases during the Term being referred to herein as the `Base Salary'). The Base Salary shall be payable in equal monthly installments on the last business day of each month, or in such other installments and at such other times as the parties hereto may mutually agree upon. The Base Salary may be increased (but not decreased) in the manner determined by the Board or its Compensation Committee in its absolute discretion."

         X. Paragraph 3(b) of the Employment Agreement is hereby amended to read as follows:

                  "(b) Management by Objectives Bonus Plan. The Executive shall participate at a 50% level in the Glenayre Management by Objectives Bonus Plan as in effect from time to time (the `MBO Plan'), provided that at such time as the Executive becomes Vice Chairman of the Board and Chief Executive Officer of the Corporation, his annual bonus under the MBO Plan shall be increased to $300,000. In the event that the Executive becomes Vice Chairman of the Board and Chief Executive Officer of the Corporation during a particular fiscal year in the Corporation, the Corporation and the Executive shall agree upon an equitable determination of his bonus under the MBO Plan for such year to take into account the change in the determination of such bonus."


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         XI. Paragraph 3(c) of the Employment Agreement shall be amended to read as follows:

                  "(c) Stock Options. Within 30 days prior to January 1, 1996, January 1, 1997 and each January 1 thereafter during remainder of the Term, the Executive shall be awarded options, under the Corporations's Long-Term Incentive Plan or any similar or substitute option plan (the `Option Plan'), to purchase no fewer than 50,000 shares of the common stock of the Corporation. For each award, the exercise price of such option shall be the `Closing Price' (as defined in the Option Plan) on the day of such award. Each such option shall be vested as follows: one-third of the shares subject to such option shall be vested on the date of such award, an additional one-third of the shares subject to such option shall be vested on the first anniversary of such award and the remaining one-third of the shares subject to such option shall be vested on the second anniversary of such award, provided, however, that such stock option shall be fully vested upon any termination of the Executive's employment hereunder other than for Cause or upon any `Change in Control' of the Corporation (as defined in the Option
         Plan)."

         XII. The Executive acknowledges and agrees that no event has occurred prior to the date hereof which constitutes "Good Reason" (as defined in Paragraph 2(e) of the Employment Agreement), including without limitation a "Change in Control", as defined in Paragraph 2(e)(6) of the Employment Agreement), which would entitle the Executive to terminate his employment under the Employment Agreement and to be paid certain payments under Paragraph 2(f) of the Employment Agreement.

         XIII. Except as expressly amended hereby, the Employment Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                            GLENAYRE TECHNOLOGIES, INC.

                                            By: /s/ Clarke H. Bailey

                                            Title: Vice Chairman


                                            /s/ Ramon D. Ardizzone

                                            Ramon D. Ardizzone



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